                                                                   Exhibit 10.18


                                                                  Execution Copy


                THIS AGREEMENT CONTAINS AN ARBITRATION PROVISION

                                LANTE CORPORATION
                             STOCK OPTION AGREEMENT


     THIS AGREEMENT (the "Agreement"), effective as of November 24, 1999, is entered into by and between Lante Corporation, a Delaware corporation and successor-in-interest to Lante Corporation, an Illinois corporation ("Lante"), and ZixIt Corporation, a Texas corporation ("ZixIt").

                                   WITNESSETH:

     WHEREAS, ZixIt and Lante have entered into an amended and restated stock option agreement, dated of even date herewith, pursuant to which Lante has received from ZixIt an option to acquire 166,666 fully vested shares (the "ZixIt Option");

     WHEREAS, the parties desire to enter into this Agreement and a Registration Rights Agreement (herein so called) relating hereto, a form of which is attached hereto as Exhibit A;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein and in the ZixIt Option, the parties hereby agree as follows:

1. Grant of Option; Expiration of Option. Effective as of the date first set forth above (the "Award Date"), Lante hereby grants to ZixIt, upon the terms set forth in this Agreement, a nonqualified option (the "Option"), to acquire 400,000 shares of Lante Common Stock, $.01 par value per share (the "Lante Common Stock"). The exercise price of the Option is $7.00 per share. The Option may be exercised from time-to-time with respect to any shares of Lante Common Stock as to which the Option has not been exercised until the tenth anniversary of the Award Date. On the tenth anniversary of the Award Date, the Option will expire with respect to all shares as to which the Option has not been exercised.

2. Vesting. The Option is fully vested.

3. Exercise. To exercise the Option with respect to Lante Common Stock, ZixIt shall provide written notice (the "Company Exercise Notice") to Lante at 161 North Clark Street, Suite 4900, Chicago, Illinois 60601, fax number (312) 696-0060 (or such other address as Lante may apprise ZixIt of from time-to-time) to the attention of Lante's chief financial officer (currently Brian Henry). The notice must: (i) state the number of shares of Lante Common Stock being




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purchased and (ii) be signed by ZixIt. The Option may be exercised with respect to shares of Lante Common Stock from time-to-time, i.e., there is no obligation to exercise all shares at one time.

4. Cashless Exercise. The Option may only be exercised as a cashless exercise. Upon exercise of the Option, ZixIt will receive "N" number of shares, where "N" is determined according to the following formula:

N = [(then-current Lante per share stock price minus $7.00) multiplied by (the number of shares sought to be exercised)], divided by the then-current Lante stock price.

For purposes of this calculation the "then-current" Lante stock price inside the brackets (i.e., for the numerator only) will be capped at $37.00. Subject to the preceding sentence, for purposes of this calculation, the "then-current" Lante stock price will be the average of the closing prices of the Lante stock for the ten trading days preceding the date of exercise. If the Option is exercised in full, ZixIt shall, upon request, surrender this Agreement to Lante for cancellation. If the Option is exercised in part, ZixIt shall surrender this Agreement to Lante so that Lante may make appropriate notation hereon and shall promptly return this Agreement to ZixIt. If the Lante stock is not publicly traded (i.e., there is no quoting closing price), the then-current price will be its fair market value, determined as provided in Section 15 below.

     Subject to Section 8, after the exercise of the Option in whole or in part, Lante shall promptly (and no later than five business days thereafter) issue and deliver a certificate representing the number of shares of Lante Common Stock as to which the Option has been exercised. The shares of Lante Common Stock issuable upon the exercise of the Option are subject to the transfer restrictions noted in Section 8 below and, if issued prior to the lapse of the restrictions, will bear an appropriate legend. Other than as stated in the preceding sentence and in Section 8, Lante agrees to deliver the underlying stock certificates, free and clear of any restrictive legends, registered as designated by ZixIt or its designee, in time to permit normal-way settlement of a simultaneous exercise of the Option and sale of the underlying Lante Common Stock.

5. Accredited Investor Status. ZixIt represents and warrants that it is an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended.

6. Preservation of Rights. The number of shares of Lante Common Stock subject to the Option and the exercise price therefor set forth in Section 1 and the $37.00 and the $7.00 numbers relating to the formula set forth in Section 4 shall be subject to appropriate adjustment, reasonably satisfactory to ZixIt and Lante, to preserve the relative rights of ZixIt and Lante under this Agreement in the event of any change or exchange of Lante Common Stock for a different number or kind of securities, any of which results from one or more stock splits, reverse stock splits, or stock dividends or a transaction described in the immediately following sentence. If a merger, consolidation, sale of shares, or similar transaction involving Lante, on the one hand, and one or more persons, on the other hand with respect to Lante occurs, and, as a part of such transaction, shares of stock, other securities, cash or property shall be issuable or deliverable in




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exchange for Lante Common Stock, then ZixIt shall be entitled to purchase or receive (in lieu of the shares of Lante Common Stock that ZixIt would otherwise be entitled to purchase or receive hereunder), the number of shares of stock, other securities, cash or property to which that number of shares of Lante Common Stock would have been entitled in connection with such transaction (and, at an aggregate exercise price equal to the aggregate exercise price hereunder that would have been payable if that number of shares of Lante Common Stock had been purchased on the exercise of the Option immediately before the consummation of the transaction).

7. Who May Exercise. Without Lante's consent, except as provided in the immediately following sentence, the Option shall be exercisable only by ZixIt and ZixIt shall not, directly or indirectly, sell, transfer, or assign ("Transfer") the Option or the rights and privileges pertaining thereto. It is understood and agreed by the parties that any sale, transfer, or assignment of this Agreement, the Option, or the rights and privileges pertaining thereto resulting from (i) a merger, consolidation, or share exchange involving ZixIt, or (ii) any sale of substantially all of ZixIt's assets, or (iii) any liquidation or dissolution of ZixIt in connection with an event stated in clause
(i) or (ii) is not a "Transfer" of the Option or the rights and privileges pertaining thereto for purposes of this Agreement if the successor, surviving, acquiring, or recipient entity, as applicable, receives the entire Option and is obligated to perform the obligations under the ZixIt Option. It is understood and agreed that ZixIt is entitled to pledge, encumber, or hypothecate the Option and the rights and privileges pertaining thereto, provided that the transferee is bound by the transfer restrictions set forth in this Section and in Subsection 8(b). The Option is not liable for or subject to, in whole or in part, the debts, contracts, liabilities or torts of ZixIt, nor shall it be subject to garnishment, attachment, execution, levy or other legal or equitable process.

8. Certain Legal Restrictions. (a) Except as provided in the Registration Rights Agreement, Lante shall not have any obligation to ZixIt, express or implied, to list, register or otherwise qualify any of ZixIt's shares of Lante Common Stock. Lante shall not be obligated to sell or issue any shares of Lante Common Stock upon the exercise of the Option unless, in the opinion of counsel for Lante or counsel otherwise reasonably acceptable to Lante, the issuance and delivery of such shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange or inter-dealer quotation system on which shares of Lante Common Stock may then be listed or quoted. The shares of Lante Common Stock issued upon the exercise of the Option may not be transferred except in accordance with applicable federal or state securities laws. At Lante's election, if the shares of stock issuable upon the exercise of the Option have not been registered under the Securities Act of 1933, as amended, and applicable state securities laws, the certificate evidencing shares of Lante Common Stock issued to ZixIt may be legended as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF




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          SUCH ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER
          JURISDICTION.

         (b) Except as provided in this Subsection 8(b), the shares of Lante Common Stock issued under the Option may not be directly or indirectly Transferred unless and until (i) (A) Lante has undergone an IPO (defined below) and the Lock-up Period has expired, (B) the class of securities issueable under the ZixIt Option is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is either listed and qualified for trading on a national securities exchange or is listed for quotation and qualified for trading on NASDAQ, and (C) ZixIt is, at the time of the contemplated Transfer of the shares of Common Stock, current in its reporting obligations under the Exchange Act, or (ii) Lante has experienced a Change of Control (as defined in the ZixIt Option), or (iii) upon Lante's exercise of its Redemption Right (as hereinafter defined) hereunder and tendered payment for the option shares, or (iv) ZixIt has exercised its redemption right under the ZixIt Option and tendered payment for the option shares thereunder, or (v) ZixIt has experienced a Liquidity Event (as defined in the ZixIt Option). In order to enforce the foregoing covenant, Lante may impose stop-transfer instructions with respect to the shares issued under the Option, which instructions will be promptly lifted when the above Transfer restrictions are no longer applicable. The Lock-up Period will be a period of time no longer than the shortest lock-up period imposed by the managing underwriters, if any, of Lante's initial public offering ("IPO"), if any, on any other persons; provided that, the Lock-up Period will expire if any other persons are released from their lock-up obligation before the stated expiration of ZixIt's lock-up obligation. It is understood and agreed that ZixIt is permitted to pledge, encumber, or hypothecate the shares issued under the Option, provided that the transferee is bound by the transfer restrictions imposed by this Subsection 8(b).

9. Termination. The Option shall automatically terminate if ZixIt (i) voluntarily seeks, consents to, or acquiesces in the benefit or benefits of the Bankruptcy Code of the United States of America or any other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief law from time-to-time in effect affecting the rights of creditors generally ("Debtor Relief Law"); or (ii) becomes a party to (or is made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days of the filing of same).

10. Registration Rights. ZixIt shall have the registration rights set forth in the Registration Rights Agreement attached as Exhibit A hereto.

11. Arbitration. The parties agree to the resolution by binding arbitration of all claims, demands, causes of action, disputes, controversies, or other matters in question ("claims") arising under this Agreement or the Registration Rights Agreement, whether sounding in contract, tort, or otherwise and whether provided by statute or common law, except for claims where the relief sought is an injunction, specific performance, or other equitable relief. The claims shall be submitted to arbitration and finally settled under the applicable rules of the American Arbitration Association ("AAA") in effect at the time the written notice of the claim is received. An arbitrator





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shall be selected in the manner provided for in such rules of the AAA, except that the parties agree that the arbitrator shall be an attorney licensed in the state where the arbitration is being conducted. If any party refuses to honor its obligations under this agreement to arbitrate the other party may compel arbitration in either federal or state court. The arbitrator will have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, or formation of this agreement to arbitrate, including, but not limited to, any claim that all or part of this Agreement or the Registration Rights Agreement is void or voidable and any claim that an issue is not subject to arbitration. The arbitrator shall have the authority to award injunctive and other equitable relief. The arbitration will be held in Cook County, Illinois. The arbitrator shall issue a written decision that identifies the factual findings and principles of law upon which any award is based. The award and findings of such arbitrator shall be conclusive and binding upon the parties, and judgment upon such award may be entered in any court of competent jurisdiction. Any and all of the arbitrator's orders, decisions, and awards may be enforceable in, and judgment upon any award rendered by the arbitrator may be confirmed and entered by, any federal or state court having jurisdiction. Each party shall pay all costs and expenses of its advisors. The costs and expenses of the arbitration proceedings will be paid by the non-prevailing party or as the arbitrator otherwise determines. Discovery will be permitted to the extent directed by the arbitrator. Except as otherwise provided in the first sentence of this Section 11, EACH PARTY UNDERSTANDS THAT BY AGREEING TO SUBMIT CLAIMS TO ARBITRATION IT GIVES UP THE RIGHT TO SEEK A TRIAL BY COURT OR JURY AND THE RIGHT TO AN APPEAL FROM ANY ERRORS OF THE COURT AND FORGOES ANY AND ALL RELATED RIGHTS IT MAY OTHERWISE HAVE UNDER FEDERAL AND STATE LAWS.

12.      Notices of Certain Transactions.  In case:

         (a) Lante shall take a record of the holders of the Lante Common Stock (or other stock or securities at the time deliverable upon the exercise of this Option) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

         (b) of any capital reorganization of Lante, any reclassification of the capital stock of Lante, any consolidation or merger of Lante, any consolidation or merger of Lante with or into another corporation pursuant to which the securities of Lante are converted into the right to receive cash or other property, or any transfer of all or substantially all of the assets of Lante, or

         (c) of the voluntary or involuntary dissolution, liquidation or winding-up of Lante,then, and in each such case, Lante will mail or cause to be mailed to ZixIt a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or
(ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Lante Common Stock (or such






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other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

13. Reservation of Stock. Lante will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of the Option, such shares of Lante Common Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of the Option.

14. No Impairment. Lante will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Option, but will at all times in good faith assist in the carrying out of all such terms and in the taking of such action as may be necessary or appropriate in order to protect the rights of the holder of the Option against impairment.

15. Redemption Right. If by the 30th day prior to the 10th anniversary of the Award Date, the transfer restrictions set forth in Subsection 8(b) of the ZixIt Option have not lapsed by reason of the requirements of clauses (i) or (ii) thereof having been met, then Lante shall have the right, exercised by giving written notice within such 30 day period, to cause ZixIt to exercise the Option and to sell to Lante the resulting securities issued upon exercise at the "fair market value" thereof (the "Redemption Right"). The fair market value shall be determined by an Appraiser (as defined below) taking into account relevant factors pursuant to the following process:

     (a) Lante shall retain an Appraiser to conduct an appraisal of Lante and of the fair market value of the securities as of the relevant determination date (the "First Appraisal"). Lante shall pay the cost of the First Appraisal.

     (b) Within 10 days after receipt of the First Appraisal, ZixIt shall notify Lante in writing whether it accepts or rejects the First Appraisal. If the First Appraisal is accepted, the First Appraisal shall determine the fair market value. If the First Appraisal is rejected, ZixIt shall select an Appraiser who shall perform a second appraisal of the fair market value (the "Second Appraisal") and ZixIt shall deliver the Second Appraisal to Lante within 20 days of the written notice of rejection of the First Appraisal. The cost of the Second Appraisal shall be borne by ZixIt.

     (c) If the Second Appraisal is at least equal to 90% of, but not more than 110% of, the First Appraisal, then the two Appraisals shall be averaged and such average shall determine the fair market value.

     (d) If the Second Appraisal is less than 90% of the First Appraisal or more than 110% of the First Appraisal, and if Lante and ZixIt are unable to agree upon the




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          fair market value within 10 days after receipt of the Second
          Appraisal, then the Appraisers who performed the First Appraisal and the Second Appraisal shall select a third Appraiser (the "Third Appraiser"), who shall perform a third appraisal of the fair market value (the "Third Appraisal"), and the Third Appraiser shall deliver the Third Appraisal, within 25 days after delivery of the Second Appraisal, to each of ZixIt and Lante. The cost of the Third Appraisal shall be paid equally by Lante and ZixIt.

     (e) After the Third Appraisal has been received, the highest and lowest of the three Appraisals shall be ignored and the middle Appraisal shall determine the fair market value.

     "Appraiser" means either (i) a certified public accounting firm that is not at such time performing regular accounting services for the person in question,
(ii) a reputable investment banking firm that is not at such time performing regular investment banking services for the person is question, or (iii) a nationally recognized independent appraisal firm, provided that such organization defined in (i), (ii) or (iii) above shall be engaged full time (either exclusively or as a substantial part of its regular business activities) in the appraisal of businesses and business interests.

16. Release. (a) ZixIt, on behalf of itself and any and all majority-owned subsidiaries, and any person claiming by, through, or under any of them, and their respective successors and assigns, confirming that all work product delivered by Lante to ZixIt under or pursuant to the Engagement Letter (as defined in the ZixIt Option) is acceptable, hereby generally releases, forever discharges and covenants not-to-sue Lante and its majority-owned subsidiaries and their directors, officers, employees, subcontractors, and attorneys (in their capacities as such), and their respective predecessors, successors and assigns from and for any and all causes of action, claims of any type, defenses, suits, sums of money, liabilities, losses and damages, both known and unknown, contingent or actual, in law or in equity, including but not limited to attorneys' fees and costs, which ZixIt now has, has had or may hereafter have, for, upon or by reason of any matter, cause, or thing occurring prior to the date hereof, including, without limiting the generality of the foregoing, claims or causes of action in contract, tort, warranty or arising out of the Engagement Letter or any business relationship between Lante and ZixIt. Moreover, ZixIt hereby releases Lante from any obligation to indemnify ZixIt under item "2)" of the section of Exhibit E of the Engagement Letter entitled "Indemnification." ZixIt further agrees that any additional work performed by Lante after the date hereof will be performed on an AS IS basis, without express or implied warranty of any kind, and that no claim with respect to such additional work may be made against Lante except in the case of willful misconduct. Notwithstanding the foregoing, the provisions of this Subsection shall not be construed to waive any claim that ZixIt might have (either arising prior to the date hereof or hereafter) (a) regarding a breach of the section of Exhibit E of the Engagement Letter entitled "Confidentiality," (b) under clause 1) of the section of Exhibit E of the Engagement Letter entitled "Indemnification," or (c) relating to enforcement of this Agreement or the ZixIt Option, or (d) for a prepayment in the amount of $400,000 previously delivered to Lante, or (e) the second sentence of the section of Exhibit E of the Engagement Letter entitled






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"Ownership of Work Product"; ZixIt hereby acknowledges that it currently has no actual knowledge of any facts likely to lead to a claim falling within (a) or
(b). Furthermore, the provisions of this Subsection shall not be construed to waive any claim that ZixIt might have against Lante if any Lante employees, contractors, subcontractors, or other agents were to assert an ownership or moral rights interest in, or royalty or license right or other claim with respect to, the work product delivered under or pursuant to the Engagement Letter; ZixIt acknowledges that it has not received notice of any such claim to-date. In the event of conflict between the foregoing provisions of this Subsection and the terms of the Engagement Letter, this Subsection shall take precedence and control.

         (b) Lante, on behalf if itself and any and all majority-owned subsidiaries, and any person claiming by, through, or under any of them, and their respective successors and assigns hereby generally releases, forever discharges and covenants not-to-sue ZixIt and its majority-owned subsidiaries and their directors, officers, employees, subcontractors, and attorneys (in their capacities as such), and their respective predecessors, successors and assigns from and for any and all causes of action, claims of any type, defenses, suits, sums of money, liabilities, losses and damages, both known and unknown, contingent or actual, in law or in equity, including but not limited to attorneys' fees and costs, which Lante now has, has had or may hereafter have, for, upon or by reason of any matter, cause, or thing occurring prior to the date hereof, including, without limiting the generality of the foregoing, claims or causes of action in contract, tort, warranty or arising out of the Engagement Letter or any business relationship between Lante and ZixIt. Moreover, Lante hereby releases ZixIt from any obligation to indemnify Lante under item "2)" of the section of Exhibit E of the Engagement Letter entitled "Indemnification." Notwithstanding the foregoing, the provisions of this Subsection shall not be construed to waive any claim that Lante might have (either arising prior to the date hereof or hereafter) (a) under clause 1) of the section of Exhibit E of the Engagement Letter entitled "Indemnification," or (b) relating to enforcement of this Agreement or the ZixIt Option, or to otherwise release ZixIt from its obligations to pay any invoices issued by Lante prior to the date hereof. Lante hereby acknowledges that it currently has no actual knowledge of any facts likely to lead to a claim falling within (a). In the event of conflict between the foregoing provisions of this Subsection and the terms of the Engagement Letter, this Subsection shall take precedence and control.

17. Miscellaneous.

          (a) The granting of the Option herein shall impose no obligation upon ZixIt to exercise the Option or any part thereof.

          (b) Neither ZixIt nor any person claiming under or through ZixIt shall be or shall have any of the rights or privileges of a shareholder of Lante in respect of any of the shares issuable upon the exercise of the Option until validly exercised.

          (c) Any notice to be given to Lante under the terms of this Agreement or any delivery of the Option herein to Lante shall be in writing, addressed to Lante at the address set forth in Section 3, Attn: Chief Financial Officer; and any notice to be given to ZixIt shall be addressed to




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ZixIt at the address setforth in the ZixIt Option. A party may specify a different address for receiving notice by giving written notice thereof to the other parties. Any such notice shall be deemed to have been duly given upon personal delivery, one business day after deposit with a nationally recognized overnight courier delivery service, or three business days after deposit in the U.S. mail, first class, return receipt requested.

          (d) Subject to Section 7, this Agreement shall be binding upon and inure to the benefit of the assignees, representatives, executors, successors or beneficiaries of the parties hereto.

          (e) THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS AND THE UNITED STATES, AS APPLICABLE, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          (f) If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

          (g) All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.

          (h) The parties shall execute all documents, provide all information, and take or refrain from taking all actions as may be necessary or appropriate to achieve the purposes of this Agreement.

          (i) This Agreement and the Registration Rights Agreement constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof and supersede all prior written and prior or contemporaneous oral agreements and understandings pertaining hereto and thereto.

          (j) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

          (k) This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.




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

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below, to be effective as of the date first above written.



                                         LANTE CORPORATION

                                         By:    /s/ C.R. Puryear
                                               -----------------------------
                                         Its:  President & CEO
                                               -----------------------------
                                         Date: 11/24/99
                                               -----------------------------



                                         ZIXIT CORPORATION

                                         By:    /s/ Ronald A. Woessner
                                               -----------------------------
                                         Its:  V.P.
                                               -----------------------------
                                         Date: 11/24/99
                                               -----------------------------





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

                                    EXHIBIT A


                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), effective as of November 24, 1999, is made by and between Lante Corporation, an Illinois corporation ("Lante"), and ZixIt Corporation, a Texas corporation ("ZixIt"). Terms used herein with their initial letter capitalized but not defined herein will have the meaning given such terms in the Option (as defined below), unless the context otherwise requires.

                                   WITNESSETH:

     WHEREAS, Lante and ZixIt have entered into a Stock Option Agreement as of the date hereof whereby Lante has granted ZixIt an option (the "Option") to acquire up to 400,000 shares of Lante's common stock, $.01 par value per share (the "Common Stock");

     WHEREAS, Lante desires to grant ZixIt certain registration rights with respect to the shares of Common Stock issuable under the Option in accordance with the terms and conditions set forth herein;

     NOW, THEREFORE, Lante and ZixIt agree as follows:

     1. Shares. As used herein, the term "Shares" shall mean the shares of Common Stock issuable upon the exercise of the Option.

     2. Registration.

     A. Demand Registrations. Subject to the immediately following sentence, upon its receipt of a written notice from ZixIt, Lante shall promptly prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on the applicable form under the Securities Act of 1933, as amended (the "Securities Act") covering the Shares that are the subject of the request. The notice from ZixIt may be delivered at any time after the following conditions are met (or within a reasonable period prior to the date when the conditions are anticipated to be met): (i) the Transfer restrictions pertaining to the Shares (as set forth in Subsection 8(b) of the Option) have lapsed and
(ii) Lante is permitted to use a Form other than Form S-1 to register the sale of the Shares. Lante shall use its commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable following the later to occur of (a) both conditions set forth above are met and (b) the receipt of the written notice. Lante shall also file such post-effective amendments to such registration statement in order for it to remain effective without lapse until the earlier of (i) 90 days following the date the registration statement is declared effective or (ii) all the Shares so registered have been sold, subject to the three immediately following sentences. Upon request of ZixIt and subject to the consent of Lante (which consent is not to be unreasonably withheld), the effectiveness of the registration statement will be extended for up to an additional 30 days. If, during the effectiveness of the registration statement, ZixIt determines that it no longer desires to sell any (or further) Shares at that time, ZixIt will so advise Lante so that Lante can withdraw the registration statement. The running of the periods of time shall be extended to account for any stop order suspending the effectiveness of a registration statement is in effect. ZixIt shall be entitled to make three registration requests under this paragraph 2.A. Lante will not be required to effect a registration pursuant to this paragraph 2.A. more frequently than once during any period of 12 consecutive months. The parties acknowledge and agree that any registration effected under this paragraph 2.A. shall not be an underwritten offering.

     Lante may defer the filing (but not the preparation) of the registration statement under this paragraph 2.A. for a period of up to 90 days if (a) at the time Lante or any of its subsidiaries is engaged in material confidential negotiations or other material confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of Lante determines, reasonably and in good faith that such disclosure would be materially detrimental to Lante and its shareholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities; or (b) at the time Lante is engaged in business activities pertaining to an underwritten public offering of Lante's securities and the underwriters have advised Lante in writing that the filing of the registration statement would have a material adverse effect on its ability to consummate such offering; or (c) pursuant to an underwriting agreement in connection with an underwritten offering, Lante has agreed not to file any registration statement pursuant to which the Shares may be registered. A deferral of the filing of the registration statement will be lifted, and the registration statement shall be filed as soon as practicable thereafter forthwith, if the negotiations or other activities are completed, disclosed or terminated or the underwritten public offering is completed, terminated or postponed. In order to defer the filing of a registration statement, Lante will deliver to ZixIt a certificate signed by a senior executive officer of Lante setting forth a statement of the reason for such deferral and an approximation of the anticipated delay, which information ZixIt shall treat as confidential. Moreover, Lante may not defer the filing or effectiveness of a registration statement pursuant to this paragraph more than once in any 12 month period.

     Lante represents and warrants that any shareholder of Lante who has piggyback registration rights also has demand registration rights.

     B. Piggyback Registrations. (1) If Lante proposes to register the sale or issuance of any of its securities under the Securities Act (other than pursuant to a demand registration pursuant to paragraph 2.A. or registration solely in connection with an employee benefit or stock ownership plan, and other than its
IPO) and the registration form to be used may be used for the registration of the sale of Shares (a "Piggyback Registration"), Lante will give prompt written notice to ZixIt of its intention to effect such a registration (each, a "Piggyback Notice"). Subject to paragraphs 2.B.(2), 2.B.(3), and 2.B.(4) below, and subject to the consent of persons having a contractual right of approval of the inclusion of securities in the registration, Lante will include in such registration all the Shares that ZixIt requests Lante to include in such registration by written notice given to Lante within fifteen days after the date Lante sent the Piggyback Notice.

ZixIt may request that Shares be included in the registration prior to the expiration of the Transfer restrictions set forth in Subsection 8(b) of the Option, with the understanding that Shares may not actually be sold under the registration statement until the Transfer restrictions have lapsed.

     (2) If a Piggyback Registration relates to an underwritten public offering of equity securities by Lante and the managing underwriters advise Lante in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to Lante, Lante will include in such registration (i) first, the securities proposed to be sold by Lante, (ii) second, the securities requested to be included in such registration statement by persons having a contractual right to priority with respect to such registration, (iii) third, the Shares requested to be included in such registration by ZixIt, and (iv) fourth, other securities requested to be included in such registration.

     (3) If a Piggyback Registration relates to an underwritten public offering of equity securities by holders of Lante's securities and the managing underwriters advise Lante in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, Lante will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration (including securities held by those exercising piggyback rights with contractual rights to priority over ZixIt), (ii) second, the Shares requested to be included in such registration by ZixIt, and (iii) third, other securities requested to be included in such registration.

     (4) ZixIt may not participate in any registration hereunder which is underwritten unless it (i) agrees to sell its Shares on the basis provided in any underwriting arrangements approved by persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, power of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements.

     ZixIt acknowledges that Lante has informed it that there are holders of Lante securities that have a contractual piggyback right to priority in registration over the Shares. Lante shall have no obligation to register any Shares under this Section 2 if ZixIt is, at the time of the request, permitted to sell all Shares sought by it to be registered without restriction within 90 days pursuant to Rule 144 under the Act.

     3. Registration Procedures. If, and whenever, Lante is required by Section 2 to effect the registration of Shares under the Securities Act, Lante will as expeditiously as possible:

          (a) prepare and file with the SEC a registration statement with respect to such securities, and use its commercially reasonable efforts to cause such registration statement to become and remain effective for the period set forth in Section 2 (the "Effective Period"); provided that, before filing, Lante will furnish to ZixIt's counsel copies of such documents to be filed, which documents will be subject to such counsel's review;

          (b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for the Effective Period as may be reasonably necessary to effect the sale of such securities;

          (c) furnish to ZixIt and to the underwriters of the securities being registered, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as ZixIt and such underwriters may reasonably request in order to facilitate the public offering of such securities;

          (d) use commercially reasonable efforts to register or qualify the Shares covered by such registration statement under such state securities or blue sky laws of such jurisdictions as ZixIt may reasonably request in writing, except that Lante shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or subject itself to taxation in a jurisdiction where it had not previously been subject to taxation, or take any other action that would subject Lante to service of process in a lawsuit other than one arising out of the registration of the Shares;

          (e) notify ZixIt, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          (f) notify ZixIt promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

          (g) prepare and file with the SEC, promptly upon the request of ZixIt, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for ZixIt (and concurred in by counsel for Lante), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of Shares by ZixIt;

          (h) prepare and promptly file with the SEC and promptly notify ZixIt of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

          (i) advise ZixIt, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

          (j) cause all such Shares to be listed on each securities exchange or automated dealer quotation system on which similar securities issued by Lante are then listed and to be qualified for trading on each exchange or system on which similar securities issued by Lante are from time to time qualified;

          (k) provide a transfer agent and registrar for all such Shares not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar;

          (l) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of Lante's first full calendar quarter after the effective date of the registration statement, which earnings statement must satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated by the Commission thereunder; and

          (m) upon the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Shares included in such registration statement for sale in any jurisdiction, Lante will use its reasonable best efforts promptly to obtain the withdrawal of such order.

     4. Expenses. Subject to the limitation stated in the next sentence, all fees, costs, and expenses of and incidental to a registration effected pursuant to paragraph 2.A. and public offering of the Shares in connection therewith shall be borne by ZixIt, including any commissions and transfer taxes in respect of the sale of its Shares. ZixIt's liability for the fees and expenses of Lante's professional advisors in connection with a registration effected pursuant to paragraph 2.A. and the public offering of the Shares in connection therewith shall be limited to $12,500 (in 1999 dollars). If the registration statement is effected pursuant to paragraph 2.B and relates to an underwritten public offering of equity securities by Lante, the fees, costs, and expenses of and incidental to a registration effected pursuant thereto and public offering of the Shares in connection therewith shall be borne by Lante, excluding any commissions and transfer taxes in respect of the sale of the Shares. If the registration statement is effected pursuant to paragraph 2.B and relates to an underwritten public offering of equity securities by holders of Lante's securities, ZixIt shall be responsible for its pro-rata share of any fees, costs, and expenses of and incidental to a registration effected pursuant thereto and public offering of the Shares in connection therewith for which the selling holders are responsible and shall be fully responsible for any commissions and transfer taxes in respect of the sale of the Shares.

     5. Indemnification.

          (a) Lante will indemnify and hold harmless ZixIt, its directors, officers, employees, and agents, any underwriter (as defined in the Securities
Act) for ZixIt and any person controlling ZixIt or such underwriter from and against, and will reimburse such persons with respect to, any and all loss, damage, liability, cost and expense to which such persons may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Lante will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of ZixIt in writing specifically for use in the preparation thereof. Lante will not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

          (b) ZixIt will indemnify and hold harmless Lante, its directors, officers, employees, and agents, any underwriter for Lante and any person controlling Lante or such underwriter from and against, and will reimburse such persons with respect to, any and all loss, damage, liability, cost and expense to which such persons may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by or on behalf of ZixIt specifically for use in the preparation thereof. ZixIt will not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld; provided, that the obligation to indemnify will be limited to the net proceeds received by ZixIt with respect to the sale of the Shares.

          (c) Promptly after receipt by an indemnified party pursuant to the provisions of Subsection (a) or (b) of this Section 5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Subsection (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party, except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend against or compromise such claim. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest that would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to an indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Subsection (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than out-of-pocket costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

          (d) If the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The obligation to contribute will be individual to ZixIt and will be limited to the amount by which the net amount of proceeds received by ZixIt from the sale of the Shares exceeds the amount of losses, liabilities, damages and expenses that ZixIt has otherwise been required to pay by reason of such statements or omissions.

          (e) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities and the termination or expiration of this Agreement.

     6.   Miscellaneous.

          (a) Any notice to be given to Lante under the terms of this Agreement shall be in writing, addressed to Lante at the address set forth in Section 3 of the Option, Attn: Chief Financial Officer; and any notice to be given to ZixIt shall be addressed to ZixIt at its address set forth in the ZixIt Option. A party may specify a different address for receiving notice by giving written notice thereof to the other parties. Any such notice shall be deemed to have been duly given upon personal delivery, one business day after deposit with a nationally recognized overnight courier delivery service, or three business days after deposit in the U.S. mail, first class, return receipt requested.

          (b) ZixIt may not Transfer this Agreement or its rights and privileges hereunder, except in connection with a permitted Transfer of the Option. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the assignees, representatives, executors, successors or beneficiaries of the parties hereto.

          (c) THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS AND THE UNITED STATES, AS APPLICABLE, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          (d) If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

          (e) All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.

          (f) The parties shall execute all documents, provide all information, and take or refrain from taking all actions as may be necessary or appropriate to achieve the purposes of this Agreement.

          (g) This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior written and prior or contemporaneous oral agreements and understandings pertaining hereto.

          (h) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

          (i) This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

          (j) This Agreement shall continue in effect until the earlier of (a) all of the Shares are publicly sold pursuant to a Section 2 registration statement or (b) ZixIt is permitted to sell all the Shares then held by it without restriction within 90 days pursuant to Rule 144 under the Securities Act.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below, to be effective as of the date first above written.

                                ZIXIT CORPORATION


                                By:
                                       -----------------------------------------

                                Its:
                                       -----------------------------------------

                                Date:
                                       -----------------------------------------


                                LANTE CORPORATION


                                By:
                                       -----------------------------------------

                                Its:
                                       -----------------------------------------

                                Date:
                                       -----------------------------------------